Exhibit 10.6
AMENDED AND RESTATED
EXECUTIVE EMPLOYMENT AND NON-COMPETITION AGREEMENT
This AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AND NON-COMPETITION AGREEMENT (the “Agreement”), dated as of the [●] day of [●], 2021, by and between The Fortegra Group, Inc., a Delaware corporation (the “Company”), and _____________________, a resident of ______ (the “Executive”) (each, a “Party” and collectively, the “Parties”).
WHEREAS, the Company and the Executive previously entered into an Executive Employment and Non-Competition Agreement, dated as of [●] (the “Prior Agreement”);
WHEREAS, the Company desires to continue to engage the services of the Executive and the Executive desires to be employed by the Company;
WHEREAS, the Company desires to be assured that the unique and expert services of the Executive will be substantially available to the Company, and that the Executive is willing and able to render such services on the terms and conditions hereinafter set forth;
WHEREAS, the Company desires to continue to be assured that the confidential information and good will of the Company will be preserved for the exclusive benefit of the Company; and
WHEREAS, the parties hereto desire to enter into this Agreement and for this Agreement to amend and restate, and to supersede, in its entirety, the Prior Agreement.
NOW, THEREFORE, in consideration of such employment and the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:
Section 1.    Employment and Position. Subject to Section 2, the Company hereby employs the Executive as its [●], and the Executive hereby accepts such employment under and subject to the terms and conditions hereinafter set forth.
Section 2.    Term. The term of employment under this Agreement shall commence on [●], 2021 (the “Effective Date”) and, unless sooner terminated as provided in Section 6, shall be for a rolling, three-year term (the “Term”) so that the initial term shall be three years from the Effective Date and, on each anniversary of the Effective Date, the Agreement shall be renewed automatically for an additional year unless either party shall provide written notice to the other party not less than ninety (90) days prior to the anniversary of the Effective Date that it or he does not wish to so extend the Agreement. Upon delivery of such notice, the “Term” of this Agreement shall be the three years following the anniversary of this Agreement that next follows such notice and this Agreement shall terminate upon the expiration of such Term.

Section 3.    Duties. The Executive shall perform services in a managerial capacity in a manner consistent with the Executive’s position as [●], subject to the general supervision of the Company’s Chief Executive Officer. The Executive hereby agrees to devote his full business time and best efforts to the faithful performance of such duties and to the promotion and forwarding of the business and affairs of the Company for the Term.
Section 4.    Compensation.
Salary. In consideration of the services rendered by the Executive under this Agreement, the Company shall pay the Executive a base salary (the “Base Salary”) as set forth in Schedule A. The Base Salary shall be paid in such installments and at such times as the Company pays its regular salaried executives and shall be subject to all necessary withholding taxes, FICA contributions and similar deductions. The Base Salary will be reviewed annually by the Chief Executive Officer of the Company. The Base Salary may be adjusted each year based on the recommendation and approval of the Chief Executive Officer of the Company, as approved by the Board of Directors.
(a)    Annual Bonus. During the Term, the Company from time to time shall pay the Executive an annual bonus (the “Annual Bonus”), which shall be determined and calculated as described in Schedule A hereto. Any compensation paid to the Executive as the Annual Bonus shall be in addition to the Base Salary, but shall be in lieu of participation in any other incentive, profit sharing or bonus compensation program which the Company currently maintains. All Bonus and benefit plans are subject to annual review and changes by the Company relative to key strategic objectives for the year.
The Annual Bonus to which the Executive is entitled pursuant to this Section, is referred to herein as the “Bonus.” The Bonus shall be paid within thirty (30) days after receipt of audited financial statements by the Company for the year for which such Bonus is paid, provided that an earlier draw against the Annual Bonus projected to be earned may at the discretion of the Company be paid when earnings for the fiscal year can be reasonably determined in accordance with past practices.
Section 5.    Benefits. In addition to the compensation detailed in Section 4 of this Agreement, the Executive shall be entitled to the following additional benefits:
Section 5.01.    Paid Vacation. The Executive shall be entitled to four (4) weeks paid vacation per calendar year, such vacation to extend for such periods and shall be taken at such intervals as shall be appropriate and consistent with the proper performance of the Executive's duties hereunder.
Section 5.02.    Employee Benefits. During the Term, the Executive and/or the Executive's dependents, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company to similarly-situated executives of the Company (including, without limitation, medical, dental and group life insurance plans and programs and the executive medical reimbursement plan) to the extent applicable generally to other executives of the Company.

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Section 5.03.    Reimbursement of Expenses. The Company shall reimburse the Executive for all reasonable and necessary expenses actually incurred by the Executive directly in connection with the business affairs of the Company and the performance of his duties hereunder, upon presentation of proper receipts or other proof of expenditure and subject to such reasonable guidelines or limitations provided by the Company from time to time. The Executive shall comply with such reasonable limitations and reporting requirements with respect to such expenses as the Company may establish from time to time. Except to the extent specifically provided however, the Executive shall not use Company funds for non-business, non-Company related matters or for personal matters.
Section 5.04.    Perquisites. During the Term, the Executive shall be entitled to perquisites, such as an automobile allowance, as set forth in Schedule A. All perquisites are subject to annual review and adjustment by the Company, subject to the recommendation and approval of the Chief Executive Officer.
Section 5.05.    Other Benefit Plans. During the Term, the Executive shall be entitled to participate in other incentive, savings, retirement, 401(k), deferred compensation and pension plans, practices, policies and programs as determined by the Company from time to time.
Section 6.    Termination. This Agreement shall be terminated at the end of the Term or earlier as follows:
Section 6.01.    Death. This Agreement shall automatically terminate upon the death of the Executive and all rights of the Executive and his heirs, executors and administrators to compensation and other benefits shall cease, except that the compensation provided in Section 4 shall continue through the end of the month in which the Executive's death occurs.
Section 6.02.    Permanent Disability. In the event of any physical or mental disability of the Executive which renders the Executive substantially unable to perform his duties in any material respect hereunder for a period of at least one hundred eighty (180) days out of any twelve-month period, this Agreement shall terminate automatically. Any determination of disability shall be made by the Company in consultation with a qualified physician or physicians selected by the Company and reasonably acceptable to the Executive. The failure of the Executive to submit to a reasonable examination by such physician or physicians shall act as an estoppel to any objection by the Executive to the determination of disability by the Company.
Section 6.03.    By the Company For Cause. The employment of the Executive may be terminated by the Company for Cause (as defined below) at any time effective upon written notice to the Executive. For purposes hereof, the term “Cause” shall mean that the Company has determined that any one or more of the following has occurred:
(a)    The Executive shall have been convicted of, or shall have pleaded guilty or nolo contendere to, any felony or any crime involving moral turpitude or misrepresentation;
(b)    the Executive shall have failed or refused to carry out the reasonable and lawful instructions of the Company (other than as a result of illness or disability) concerning duties or

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actions consistent with the Executive's position as [●] and such failure or refusal shall have continued for a period of ten (10) days following written notice from the Company;
(c)    the Executive shall have breached any provision of Section 8 or 9 hereof;
(d)    the Executive shall have committed any fraud, embezzlement, misappropriation of funds, misrepresentation, breach of fiduciary duty or other material act of dishonesty against the Company; or
(e)    the Executive shall have engaged in any gross or willful misconduct resulting in a substantial loss to the Company or substantial damage to its reputation.
Notwithstanding the foregoing, the occurrence of the event specified in (c) above shall not constitute Cause unless the Company gives Executive written notice that such event constitutes Cause and the Executive thereafter fails to cure such event within thirty (30) days after receipt of such notice.
Section 6.04.    By the Company without Cause. The Company may terminate the Executive's employment at any time without Cause effective upon written notice to the Executive.
Section 6.05.    By the Executive Voluntarily. The Executive may terminate his employment at any time effective upon at least 30 days prior written notice to the Company.
Section 6.06.    By the Executive for Good Reason. The Executive may terminate his employment effective upon written notice to the Company for Good Reason. Such notice must provide a detailed explanation of the Good Reason. Any such termination shall be treated for purposes of this Agreement as a termination by the Company without Cause. For this purpose, the term “Good Reason” shall mean: (i) the assignment to the Executive of any duties inconsistent in any substantial respect with the Executive's position, authority or responsibilities as contemplated by Section 1 of this Agreement or any duties which are illegal or unethical; (ii) any material failure to pay the compensation or benefits described in Sections 4 or 5 of this Agreement; or (iii) the relocation by the Company of the Executive's primary place of employment with the Company to a location not within a 50 mile radius of Jacksonville, FL. Notwithstanding the foregoing, in the event the Executive provides notice of Good Reason contained in subclause (i) of the immediately preceding sentence, the Company shall have the opportunity to cure such Good Reason within 30 days of receiving such notice.
Section 7.    Termination Payments and Benefits.
Section 7.01.    Voluntary Termination, Termination For Cause. Upon any termination of Executive’s employment either voluntarily by the Executive or by the Company for Cause as provided in Section 6.03, all payments, salary and other benefits hereunder shall cease at the effective date of termination. Notwithstanding the foregoing, the Executive shall be entitled to receive from the Company all Base Salary earned or accrued through the date the Executive's employment is terminated, reimbursement for any and all monies advanced in connection with

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the Executive's employment for reasonable and necessary expenses incurred by the Executive through the date the Executive's employment is terminated and all other payments and benefits to which the Executive may be entitled under the terms of any applicable compensation arrangement or benefit plan or program of the Company, including any earned and accrued, but unused vacation pay, any Annual Bonus for a prior year; provided the Executive was employed on October 1st of such year, except that, for purposes of this Agreement, Accrued Benefits shall not include any entitlement to Annual Bonus for the then current year, or any severance under any Company severance policy generally applicable to the Company’s salaried employees.
Section 7.02.    Termination without Cause or for Good Reason. In the event that Executive’s employment is terminated by the Company without Cause, or by the Executive for Good Reason, the Executive shall be entitled to receive, as his exclusive right and remedy in respect of such termination, (i) his Accrued Benefits, (ii) as long as the Executive does not violate the provisions of Section 8 and Section 9 hereof, severance pay equal to the Executive's then current monthly Base Salary, payable in accordance with the Company's regular pay schedule, for twelve (12) months from the date of termination of employment, (iii) at the times the Company pays its executive bonuses in accordance with its general payroll policies, an amount equal to that portion of the Annual Bonus which but for his termination would have been earned by the Executive during the year of his termination (pro-rated based on a formula, the denominator of which shall be 365 and the numerator of which shall be the number of days during the year of his termination during which the Executive was employed by the Company on an active status) (the “Pro-Rated Bonus”) and (iv) the Executive and the Executive’s family shall continue to be covered, upon the same terms and conditions as described hereinabove, by the same or equivalent medical, dental, and life insurance coverages as in effect for the Executive immediately prior to the termination of his employment, until the earlier of (A) the expiration of the period for which he receives severance pay pursuant to clause (ii) above or (B) the date the Executive has commenced new employment and has thereby becomes eligible for comparable benefits, subject to the Executive’s rights under COBRA.
Section 7.03.    Termination due to Death or Permanent Disability. In the event that this Agreement is terminated due to the death or Permanent Disability of the Executive, the Executive, or his estate or designated beneficiary, as the case may be, shall receive  Accrued Benefits and  the Pro-Rated Bonus. In addition, the Executive and his family shall continue to be covered for a period of one (1) year, upon the same terms and conditions as described hereinabove, by the same or equivalent medical, dental, and life insurance coverage as in effect for the Executive immediately prior to the termination of his employment because of Death or Permanent Disability.
Section 7.04.    Accrued Benefits. Notwithstanding anything else herein to the contrary, all Accrued Benefits to which the Executive (or his estate or beneficiary) is entitled shall be payable in cash promptly upon termination of his employment, except as otherwise specifically provided herein, or under the terms of any applicable policy, plan or program.
Section 7.05.    No Other Benefits. Except as specifically provided in this Section 7, the Executive shall not be entitled to any compensation, severance or other benefits from the

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Company or any of its subsidiaries or affiliates upon the termination of his employment for any reason whatsoever. Payment by the Company of all Accrued Benefits and other amounts and contributions to the cost of the Executive's participation in the Company's group health and dental plans that may be due to the Executive under the applicable termination provision of Section 6 shall constitute the entire obligation of the Company to the Executive.
Section 7.06.    Survival of Certain Provisions. Provisions of this Agreement shall survive any termination of employment if so provided herein or if necessary or desirable fully to accomplish the purposes of such provision, including, without limitation, the obligations of the Executive under Sections 8 and 9 hereof. The obligation of the Company to make payments to or on behalf of the Executive under Section 7 hereof is expressly conditioned upon the Executive's continued full performance of obligations under Section 8 and Section 9 hereof and execution of a waiver releasing claims against the Company substantially in the form attached hereto as Exhibit 1. The Executive recognizes that, except as expressly provided in Section 7, no compensation is earned after termination of employment.
Section 7.07.    Public Statement of Termination. In the event the Executive's employment terminates for any reason, the Company and the Executive shall agree upon a public statement pertaining to the Executive's termination of employment, and the terms of said statement shall not be subject to subsequent modification by either party unless required by law; provided, however, that in the event the Company and the Executive are unable in good faith to agree on such a statement, the Company may make public statements as are required to comply with the law.
Section 7.08.    Limitation on Benefits on Termination.
Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a “Payment”) would be treated as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Internal Revenue Code of 1986 as amended (the “Code”)), then the Company and the Executive shall modify such Payments so that such Payments shall not cause the Company to make an “excess parachute payment.” The Company and the Executive agree to work together in good faith, and consistent with applicable law, to modify such Payments in a way so as to have the least impact on the Executive and his Payments.
(a)    All determinations required to be made under this Section 7.08 and the assumptions to be utilized in arriving at such determination, shall be made by the Company's independent auditors or such other certified public accounting firm reasonably acceptable to the Executive as may be designated by the Company. The Executive shall be entitled, to the extent permitted by law and not adverse to the Company, to elect which Payments shall be modified or reduced so that, using the assumptions of the accounting firm referred to herein, no Payment shall be treated as an "excess parachute payment." If the Executive fails to identify which Payments shall be reduced as provided herein within ten (10) days of the Company's written

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request therefor, then the Company shall be entitled to determine which Payments shall be modified or reduced such that no Payment shall be treated as an “excess parachute payment.”
(b)    This Section 7.08 shall be interpreted so as to avoid the imposition of excise taxes on the Executive under Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to Section 280G(a) of the Code with respect to amounts payable, or to be provided, under this Agreement or otherwise. Notwithstanding the foregoing, in no event will any of the provisions of this Section 7.08 create, without the consent of the Executive, an obligation on the part of the Executive to refund any amount to the Company following payment of such amount.
Section 7.09.    Code Section 409A. This Agreement shall at all times be interpreted and operated in compliance with Section 409A of the Code. The parties intend that the payments and benefits under this Agreement will qualify for any available exceptions from coverage under Code Section 409A and this Agreement shall be interpreted accordingly. Without limiting the generality of the foregoing and notwithstanding any other provision of this Agreement to the contrary, (i) with respect to any payments and benefits under this Agreement to which Code Section 409A applies, all references in this Agreement to termination of Executive’s employment are intended to mean Executive’s “separation from service” within the meaning of Code Section 409A(a)(2)(A)(i), (ii) each payment made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments, (iii) each such payment that is made within two and one-half (2-1/2) months following the end of the calendar year that contains the date of Executive’s termination is intended to be exempt from Code Section 409A as a short-term deferral within the meaning of the final regulations under Code Section 409A, (iv) each such payment that is made later than two and one-half (2-1/2) months following the end of the calendar year that contains the date of Executive’s termination is intended to be exempt under the two-times pay exception of Treasury Reg. § 1.409A-1(b)(9)(iii), up to the limitation on the availability of that exception specified in the regulation, and (v) each payment that is made after the two-times pay exception ceases to be available shall be subject to delay (if necessary) as provided for “specified employees” below.
If Executive is a “specified employee” within the meaning of Code Section 409A at the time of Executive’s separation from service, then to the extent necessary to avoid subjecting Executive to the imposition of any additional tax under Code Section 409A, amounts that would otherwise be payable under this Agreement during the six-month period immediately following Executive’s separation from service shall not be paid to Executive during such period, but shall instead be accumulated and paid to Executive (or, in the event of Executive’s death, to Executive’s estate) in a lump sum on the first business day after the earlier of the date that is six months following Executive’s separation from service or Executive’s death.
To the extent any reimbursements or in-kind benefits due to Executive under this Agreement are subject to Code Section 409A, (i) the expenses eligible for reimbursement or the in-kind benefits provided in any given calendar year will not affect the expenses eligible for reimbursement or the in-kind benefits provided in any other calendar year; (ii) the reimbursement

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of an eligible expense must be made no later than the last day of calendar year following the calendar year in which the expense was incurred; and (iii) the right to reimbursements or in-kind benefits cannot be liquidated or exchanged for any other benefit.
Section 8.    Proprietary Information; Inventions in the Field.
Section 8.01.    Proprietary Information. In the course of service to the Company, the Executive will have access to confidential specifications, know-how, strategic or technical data, marketing research data, product research and development data, manufacturing techniques, confidential customer lists, sources of supply and trade secrets, all of which are confidential and may be proprietary and are owned or used by the Company, or any of its subsidiaries or affiliates. Such information shall hereinafter be called "Proprietary Information" and shall include any and all items enumerated in the preceding sentence and coming within the scope of the business of the Company or any of its subsidiaries or affiliates as to which the Executive may have access, whether conceived or developed by others or by the Executive alone or with others during the period of service to the Company, whether or not conceived or developed during regular working hours. Proprietary Information shall not include any records, data or information which are in the public domain during or after the period of service by the Executive provided the same are not in the public domain as a consequence of disclosure directly or indirectly by the Executive in violation of this Agreement.
Section 8.02.    Fiduciary Obligations. The Executive agrees that Proprietary Information is of critical importance to the Company and a violation of this Section 8.02 and Section 8.03 would seriously and irreparably impair and damage the Company's business. The Executive agrees that he shall keep all Proprietary Information in a fiduciary capacity for the sole benefit of the Company.
Section 8.03.    Non-Use and Non-Disclosure. The Executive shall not during the Term or at any time thereafter  disclose, directly or indirectly, any Proprietary Information to any person other than the Company or executives thereof at the time of such disclosure who, in the reasonable judgment of the Executive, need to know such Proprietary Information or such other persons to whom the Executive has been specifically instructed to make disclosure by the Company and in all such cases only to the extent required in the course of the Executive's service to the Company or  use any Proprietary Information, directly or indirectly, for his own benefit or for the benefit of any other person or entity. At the termination of his employment, the Executive shall deliver to the Company all notes, letters, documents and records which may contain Proprietary Information which are then in his possession or control and shall destroy any and all copies and summaries thereof.
Section 8.04.    Assignment of Inventions. The Executive agrees to assign and transfer to the Company or its designee, without any separate remuneration or compensation, his entire right, title and interest in and to all Inventions in the Field (as defined below), together with all United States and foreign rights with respect thereto, and at the Company's expense to execute and deliver all appropriate patent and copyright applications for securing United States and foreign patents and copyrights on Inventions in the Field and to perform all lawful acts, including giving testimony, and to execute and deliver all such instruments that may be necessary or proper

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to vest all such Inventions in the Field and patents and copyrights with respect thereto in the Company, and to assist the Company in the prosecution or defense of any interference which may be declared involving any of said patent applications, patents, copyright applications or copyrights. For the purposes of this Agreement, the words “Inventions in the Field” shall include any discovery, process, design, development, improvement, application, technique, or invention, whether patentable or copyrightable or not and whether reduced to practice or not, conceived or made by the Executive, individually or jointly with others (whether on or off the Company's premises or during or after normal working hours) while in the employ of the Company, and which was or is directly or indirectly related to the Business of the Company or any of its subsidiaries, or which resulted or results from any work performed by any executive or agent thereof during the Term.
Section 8.05.    Return of Documents. All notes, letters, documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its affiliates and any copies, in whole or in part, thereof (collectively, the “Documents”), whether or not prepared by the Executive, shall be the sole and exclusive property of the Company. The Executive shall safeguard all Documents and shall surrender to the Company at the time his employment terminates, or at such earlier time or times as the Company or its designee may specify, all Documents then in the Executive's possession or control.
Section 9.    Restrictions on Activities of the Executive.
Section 9.01.    Acknowledgments. The Executive and Company agree that he is being employed hereunder in a key capacity with the Company and that the Company is engaged in a highly competitive business and that the success of the Company's business in the marketplace depends upon its goodwill and reputation for quality and dependability. The Executive and Company further agree that reasonable limits may be placed on his ability to compete against the Company as provided herein to the extent that they protect and preserve the legitimate business interests and goodwill of the Company.
Section 9.02.    General Restrictions.
(a)    During the Term and for the Non-Competition Period (as defined below), and during any time the Executive is receiving severance payments under this Agreement, the Executive will not (anywhere in the [world] where the Company or any of its subsidiaries then conducts business) engage or participate in, directly or indirectly, as principal, agent, employee, employer, consultant, investor or partner, or assist in the management of, or provide advisory or other services to, or own any stock or any other ownership interest in, or make any financial investment in, any business which is Competitive with the Company (as defined below); provided that the ownership of not more than 2% of the outstanding securities of any class listed on an exchange or regularly traded in the over-the-counter market shall not constitute a violation of this Section 9.02. For purposes of this Agreement, a business shall be considered “Competitive with the Company” only if it offers products or provides marketing, administration or related services for payment protection or insurance or engages in any other business the

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Company and/or its subsidiaries are engaged in or have taken steps to be engaged in prior to Executive’s termination of employment.
(b)    For purposes of this Agreement, the “Non-Competition Period” shall mean the longest of (i) the Term, (ii) a period of twelve (12) consecutive months after the Executive's employment terminates and (iii) the period during which the Company is paying any amounts to the Executive hereunder or otherwise providing benefits to the Executive.
Section 9.03.    Executives, Customers and Suppliers.
(a)    During the Term and the Non-Solicitation Period (as defined below), the Executive will not solicit, or attempt to solicit, any officer, director, consultant or executive of the Company or any of its subsidiaries or affiliates to leave his or her engagement with the Company or such subsidiary or affiliate nor will he call upon, solicit, divert or attempt to solicit or divert from the Company or any of its affiliates or subsidiaries any of their customers, agents or suppliers, or potential customers, agents or suppliers; provided, however, that nothing in this Section 9.03 shall be deemed to prohibit the Executive from calling upon or soliciting a customer, agent or supplier during the Non-Solicitation Period if such action relates solely to a business which is not Competitive with the Company; and provided, further, however, that nothing in this Section 9.03 shall be deemed to prohibit the Executive (i) from soliciting or hiring any employee of the Company or any of its subsidiaries or affiliates, if such employee is a member of the Executive's immediate family; and (ii) from placing advertisements in newspapers or other media of general circulation advertising employment opportunities and hiring persons who respond to such advertisements, provided that they were not otherwise solicited by the Executive in violation of this section.
(b)    For purposes of this Agreement, the “Non-Solicitation Period” shall mean the longest of (i) the Term, (ii) a period of twelve (12) consecutive months after the Executive's employment terminates and (iii) the period during which the Company is paying any amounts to the Executive hereunder or otherwise providing benefits to the Executive.
Section 9.04.    THE EXECUTIVE REPRESENTS AND WARRANTS THAT THE KNOWLEDGE, SKILLS AND ABILITIES HE OR SHE POSSESSES AT THE TIME OF COMMENCEMENT OF EMPLOYMENT HEREUNDER ARE SUFFICIENT TO PERMIT HIM OR HER, IN THE EVENT OF TERMINATION OF HIS OR HER EMPLOYMENT HEREUNDER, TO EARN A LIVELIHOOD SATISFACTORY TO HIMSELF WITHOUT VIOLATING ANY PROVISION OF SECTION 8 OR 9 HEREOF, FOR EXAMPLE, BY USING SUCH KNOWLEDGE, SKILLS AND ABILITIES, OR SOME OF THEM, IN THE SERVICE OF A NON-COMPETITOR.
Section 10.    Remedies. It is specifically understood and agreed that any breach of the provisions of Section 8 or 9 of this Agreement is likely to result in irreparable injury to the Company and that the remedy at law alone will be an inadequate remedy for such breach, and that in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Executive and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without bond and without liability

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should such relief be denied, modified or violated. Neither the right to obtain such relief nor the obtaining of such relief shall be exclusive or preclude the Company from any other remedy.
Section 11.    Severable Provisions. The provisions of this Agreement are severable and the invalidity of any one or more provisions shall not affect the validity of any other provision. In the event that a court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable in whole or in part because of the duration or scope thereof, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.
Section 12.    Notices. All notices hereunder, to be effective, shall be in writing and shall be delivered by hand or mailed by certified mail, postage and fees prepaid, as follows:

If to the Company:	The Fortegra Group, Inc.
10751 Deerwood Park Blvd. Suite 200
Jacksonville, Florida 32256
Facsimile No:
Attention: General Counsel

If to the Executive:

or to such other address as a party may notify the other pursuant to a notice given in accordance with this Section 12.
Section 13.    Miscellaneous.
Section 13.01.    Amendment. This Agreement may not be amended or revised except by a writing signed by the parties.
Section 13.02.    Assignment and Transfer. The provisions of this Agreement shall be binding on and shall inure to the benefit of any successor in interest to the Company. Neither this Agreement nor any of the rights, duties or obligations of the Executive shall be assignable by the Executive, nor shall any of the payments required or permitted to be made to the Executive by this Agreement be encumbered, transferred or in any way anticipated, except as required by applicable laws. This Agreement shall not be terminated by the merger or consolidation of the Company with any corporate or other entity or by the transfer of all or substantially all of the assets of the Company to any other person, corporation, firm or entity. However, all rights of the Executive under this Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, estates, executors, administrators, heirs and

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beneficiaries. All amounts payable to the Executive hereunder shall be paid, in the event of the Executive's death, to the Executive's estate, heirs or representatives.
Section 13.03.    Waiver of Breach. A waiver by the Company or the Executive of any breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other or subsequent breach by the other party.
Section 13.04.    Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements among the parties, whether written or oral, including the Prior Agreement.
Section 13.05.    Withholding. The Company shall be entitled to withhold from any amounts to be paid or benefits provided to the Executive hereunder any federal, state, local, or foreign withholding or other taxes or charges which it is from time to time required to withhold. The Company shall be entitled to rely on an opinion of counsel if any question as to the amount or requirement of any such withholding shall arise.
Section 13.06.    Captions. Captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.
Section 13.07.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and shall have the same effect as if the signatures hereto and thereto were on the same instrument.
Section 13.08.    Governing Law. This Agreement shall be construed under and enforced in accordance with the internal laws of the State of Florida.
[Remainder of page left intentionally blank]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a sealed instrument as of the day and year first above written.

THE FORTEGRA GROUP, INC.

By:
Name:
Title:

EXECUTIVE:

Print Name:

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Schedule A
Annual Parameters
Initial Base Salary shall be $_______ Per Year.
Auto Allowance will be set at $_____ Per Month.
Annual Bonus will be determined as provided below. The Executive shall be entitled to an Annual Bonus based on the achievement of certain financial targets by the Company, as set forth below. The financial targets will be adjusted each year of the Term as recommended and approved by the Chief Executive Officer of the Company and as approved by the Board of Directors. The financial targets will be as communicated to the Executive.
[DESCRIPTION OF ANNUAL BONUS PARAMETERS]
The Executive shall only be eligible to receive the Annual Bonus if he is employed by the Company on October 1st of the year for which the Annual Bonus is to be paid

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Exhibit 1
Form of Release
This Release (the “Release”) is made as of this ___ day of __________ 20__, between The Fortegra Financial Corporation, a Delaware corporation (the “Company”) and__________________ (the “Executive”).
1.    Release. In consideration of the severance payments and other post-employment benefit obligations of the Company set forth in the AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AND NON-COMPETITION AGREEMENT between the Company and the Executive, dated as of ____________, 2021 (the “Employment Agreement”), and other good and valuable consideration to which the Executive agrees the Executive would not otherwise be entitled without executing this Release, the Executive hereby releases the Company and all of their parents, subsidiaries, affiliates, predecessors, successors, and assigns, and all of its owners, shareholders, general or limited partners, joint venturers, directors, officers, employees, former employees, agents, representatives, and attorneys, and any persons acting by, through, under, or in concert with any of them, and all successors and assigns thereof (together, the “Released Parties”), from any and all claims, charges, manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, and demands whatsoever (“Claims”), which the Executive, or the Executive's heirs, executors, administrators and assigns have, or may hereafter have against the Released Parties arising out of or by reason of any cause, matter or thing whatsoever, whether known or unknown, fixed or contingent, liquidated or unliquidated, from the beginning of the world to the date hereof, including without limitation any and all matters relating to the Executive's employment by the Company, or termination therefrom, the Employment Agreement, the Executive's compensation, expenses, employee benefits, whether for tort, breach of express or implied employment contract, intentional infliction of emotional distress, wrongful termination, unjust dismissal, defamation, libel or slander and all matters arising under any federal, state or local statute, rule or regulation or principle of contract law or common law, including, but not limited to, claims arising under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq. (prohibiting discrimination on account of race, color, religion, sex, or national origin); the Age Discrimination in Employment Act of 1967, 29 U.S.C. § 621 et seq. (prohibiting discrimination on account of age); 42 U.S.C. § 1981; the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq. (prohibiting discrimination on account of disabilities); Title II of the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000ff et seq. (prohibiting discrimination on account of genetic information); the Uniformed Services Employment and Reemployment Rights Act of 1994, 38 U.S.C. § 4301 et seq.; the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq.; the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq.; the Florida Civil Rights Act, Fla. Stat. § 760.01 et seq.; the Florida Equal Pay Laws, Fla. Stat. §§ 448.07 & 725.07 et seq.; the Florida Whistleblower Protection Laws, Fla. Stat. §§ 760.02, 760.110 & 448.101 et seq., each as amended; and any other Claims under federal, state, or local statutory or common law. Notwithstanding the foregoing, nothing in this Section 1 shall: (i) affect any vested employee benefits to which the Executive may be entitled

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under any existing employee benefit plans of the Company, or (ii) affect the Executive's rights to indemnification that the Executive may have under the Company's corporate documents or otherwise. This Release is intended to be a general release of any and all claims to the fullest extent permissible by law. Notwithstanding the foregoing, Executive does not release or waive, and nothing set forth in this Release otherwise affects, any right Executive may have to (i) exculpation, contribution, advancement of expenses, defense or indemnification that Executive may have under the Company’s (or any of its affiliates’ or subsidiaries’) organizational or governing documents or any separate written indemnification agreement, or as provided under applicable law, (ii) coverage under any applicable insurance policy relating to events occurring on or before the Termination Date, (iii) reimbursement to any as yet unreimbursed business expenses, subject to the terms of the applicable expense reimbursement policy, or (iv) payment of any Accrued Benefits (as such term is defined in the Employment Agreement).
2.    No Pending Claims. The Executive represents and warrants that the Executive does not presently have on file, and further represents and warrants that the Executive will not hereafter file, any claims, grievances or complaints against the Released Parties in or with any court, or before any other tribunal or panel of arbitrators, public or private, based upon any Claims against any Released Party released pursuant to Section 1 above. The Executive represents and warrants that the Executive does not have any knowledge of any claims, grievances or complaints of any nature that the Executive has against or concerning the Released Parties. Nothing in this Release is intended to interfere with the Executive's non-waivable right to file a charge with the United States Equal Employment Opportunity Commission or any right to cooperate or participate in an investigation or proceeding, including by providing truthful testimony, conducted by the Equal Employment Opportunity Commission or any other federal, state or local governmental authority. The Executive acknowledges and agrees, however, that the consideration provided to the Executive described in this Release shall be the Executive's sole relief, and that the Executive will not be able to obtain any relief or recovery from any such investigation or proceeding, including costs or attorneys' fees.
3.    Non-Admission; Inadmissibility. The execution of this Release and the performance of its terms (i) does not constitute an admission by the Company of any unlawful tortious action or any violation of any contract or any federal, state or local decisional law, statute, regulation or constitution, and the Company specifically denies any such wrongdoing or violation, and (ii) shall in no way be construed to be an admission of liability by either the Executive or the Company with respect to any claims, disputes or controversies between the Executive and the Company. This Release is entered into solely to resolve all matters related to or arising out of the Executive's employment with the Company and the cessation thereof, and its execution and implementation may not be used as evidence, and shall not be admissible in a subsequent proceeding of any kind, except one alleging a breach of this Release.
4.    Representations. The Executive represents and warrants that the Executive fully understands the terms of this Release and that the Executive knowingly and voluntarily, of the Executive's own free will without any duress or physical or mental impairment of any kind, being fully informed and after due deliberation, accepts its terms and signs the same as the Executive's own free act. The Executive further represents and warrants that, except as set forth

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herein, no promises or inducements for this Release have been made, and the Executive is entering into this Release without any reliance upon any statement or representation by any of the Released Parties or any other person concerning any fact material hereto. The Executive understands that as a result of entering into this Release, the Executive will not have the right to assert that the Company unlawfully terminated the Executive's employment or violated any rights in connection with such employment. The Executive acknowledges and agrees that, but for the execution and non-revocation of this Release, the Executive would not be entitled to the severance compensation and benefits set forth in the Employment Agreement.
5.    Effective Date.
(a)    This Release is valid only if signed by the Executive and returned to the Company within twenty-one (21) days following the date on which the Executive received this Release. The Release must be returned to Fortegra Financial Corporation, 10751 Deerwood Park Blvd, Suite 200, Jacksonville, Florida 32256. The Executive has seven (7) days following the date that the Executive signs this Release and returns it to the Company during which to revoke it, by delivering a written notice of revocation to Fortegra Financial Corporation, 10751 Deerwood Park Blvd, Suite 200, Jacksonville, Florida 32256. To be effective, such revocation must be received by no later than 11:59 p.m. on the seventh (7th) calendar day following the Executive's execution of this Release. Provided that it is not revoked, this Release will be effective on the eighth (8th) day following the Company's receipt of the valid Release signed by the Executive.
(b)    The Executive acknowledges that the Company has provided the Executive with at least twenty-one (21) days from the date upon which this Release is delivered to the Executive within which to consider the terms and effect of this Release. The Executive agrees that any changes made to the Release from the time it was first offered to the Executive, whether material or immaterial, do not restart the running of the twenty-one (21) day period. If the Executive elects to execute this Release before the expiration of the twenty-one (21) day period, the Executive acknowledges that the Executive has chosen, of the Executive's own free will without any duress, to waive the Executive's right to the full twenty-one (21) days.
(c)    The Company hereby advises the Executive to consult with an attorney prior to signing this Release.
6.    Binding Release. The provisions of this Release shall be binding upon the Executive's heirs, executors, administrators, legal personal representatives, and assigns. If any provision of this Release shall be held by any court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force or effect. The illegality or unenforceability of such provision, however, shall have no effect upon and shall not impair the enforceability of any other provision of this Release.
7.    Governing Law. This Release shall be governed and construed in accordance with the laws of the State of Florida applicable to agreements made and not to be performed entirely within such state, without regard to conflicts of laws principles, unless superseded by federal law. THE PARTIES AGREE TO WAIVE A TRIAL BY JURY.

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IN WITNESS WHEREOF, the Parties hereto have caused this Release to be duly executed as of the date first above written.

THE FORTEGRA GROUP, INC.

By:
Name:
Title:

EXECUTIVE:

Print Name:

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